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                                                                Exhibit 10(c)(v)

                              EMPLOYMENT AGREEMENT

This Agreement is made as of September 25, 1999 by and between American Science and Engineering, Inc. (the "Company"), a Massachusetts corporation having its principal place of business in Billerica, Massachusetts, and Ralph S. Sheridan (the "Executive").

The Company desires to retain the services of the Executive, and the Executive is willing to render such services in accordance with the terms hereinafter set forth.

The Board of Directors of the Company (the "Board") has by appropriate resolutions authorized the employment of the Executive as provided for in this Agreement.

Accordingly, the Company and the Executive agree:

                                    ARTICLE I

1.1 Term. The term of this Agreement shall begin as of September 25, 1999 (the "Effective Date") and shall extend until September 25, 2002, unless earlier terminated pursuant to Article V hereto ( the "Term"). The Executive's employment under this Agreement may be extended or renewed solely by means of a written agreement signed by the Executive and a representative of the Company expressly authorized by the Board.

                                   ARTICLE II

2.1 President and Chief Executive Officer. The Executive shall be the President and the Chief Executive Officer of the Company, shall report solely and directly to the Board on all matters relating to the Executive's performance of his duties, and shall perform such duties and responsibilities on behalf of the Company and its subsidiaries as may be designated from time to time by the Board.

The Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its subsidiaries and to the discharge of his duties and responsibilities hereunder. The Executive will use his best judgment not to accept any outside responsibilities that will jeopardize his ability to fulfill his responsibilities as President and Chief Executive Officer of the Company.

One or more members of the Compensation Committee of the Board shall meet with the Executive at least annually during the Term, shall review with him the Company's performance to date, shall discuss his management accomplishments as well as any areas requiring improvement, and shall review his base compensation as provided in Section 3.1.

2.2 Director. Subject to the vote of the stockholders at subsequent annual meetings, the Executive shall continue to serve as a Director of the Company during the term of this Agreement.

                                   ARTICLE III

3.1 Base Salary. For services rendered by the Executive under this Agreement during the Term, the Company shall pay or cause to be paid to the Executive, in accordance with
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the Company's normal payroll practices for senior executives of the Company, a base salary ("Base Salary") for the initial year of employment at the annual rate of $270,000. The Base Salary will be formally reviewed on an annual basis by the Compensation Committee and increased in the ensuring years if the Committee determines that an increase is warranted.

3.2 Bonuses. In addition to Base Salary, the Executive shall be paid an annual bonus not to exceed $270,000 annually (the "Maximum Bonus"), which bonus will be established by the Compensation Committee (the "Bonus"). Promptly following the execution of this Employment Agreement, the Company and the Executive will meet to establish the performance goals (the "Bonus Goals") upon which the award of the Bonus for the first year of employment pursuant to this Employment Agreement (the "First Bonus Period") will be determined. Seventy-five percent of the Bonus will be based upon an agreed-upon pre-tax income goal plus the amount expended by the Company in such year for research and development ("Target Income"). Target Income will be adjusted each year by the mutual consent of the Compensation Committee and the Executive. Twenty-five percent of the Bonus will be based on personal performance goals which will be established annually the Compensation Committee and the Executive promptly after the execution of this Employment Agreement and revised on an annual basis in each subsequent year of this Employment Agreement. During each subsequent year of employment pursuant to the terms of this Employment Agreement ("Subsequent Bonus Periods"), the Chairman of the Board and the Executive shall meet periodically to discuss the Executive's progress concerning the Bonus Goals. Promptly after the end of each such Subsequent Bonus Period, the Compensation Committee shall meet to discuss the Executive's performance with regard the Bonus Goals and shall, in its discretion, determine the amount, if any, of the Bonus to be paid to the Executive for such Subsequent Bonus Period. For the purpose of this determination, the goals shall be laddered so that attainment of some, but not all, goals will give rise to the payment of a partial Bonus.

3.3 Stock Options.

      Grant of Unconditional Option. The Company grants to the Executive a non-statutory stock option (the "Unconditional Option"), in the form of the stock option agreement attached hereto as Exhibit B (the "Stock Option Agreement"), to purchase in the aggregate 225,000 shares of the Company's Common Stock. The purchase price per share of the 225,000 shares covered by the Unconditional Option shall be the fair market value of the stock as of the date of the execution of the stock option agreement granting the Unconditional Option. The option to acquire the first seventy-five thousand shares will vest on the first anniversary date of the commencement of this Employment Agreement. The option to acquire an additional 75,000 shares will vest on the second anniversary and a final option to acquire 75,000 shares will vest on the third anniversary of this Employment Agreement. The stock options shall be subject to termination only if: (a) employment is terminated by the Company for Cause; or
(b) the Executive voluntarily requests termination prior to September 25, 2002 for reasons other than for Good Reason. All stock options will immediately vest if the Executive terminates employment for Good Reason as defined in Article V 5.1(b) herein or in the event of a Change of Control as defined in Section 2(b) of the Stock Option Agreement.

3.4 Securities Act of 1933. The Company agrees to register the shares subject to the stock options referred to in this Article III pursuant to the Securities Act of 1933, as promptly as practicable.


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                                   ARTICLE IV

4.1 Benefits During the Term. During the Term, the Executive will be covered by and receive the benefits of the payment provisions set forth in Article V of this Agreement in the event of termination of employment, which are intended to be exclusive, and certain additional benefits under the benefit plans and programs maintained by the Company from time to time for its senior executives. The Executive shall also be entitled to such other perquisites of office as are generally provided from time to time by the Company to its senior executive officers. The Executive shall be reimbursed for all reasonable out-of-pocket expenses reasonably incurred by him in the performance of his duties hereunder, upon submission of appropriate documentation in accordance with the Company's written policies.

4.2 Automobile. The Company shall provide the Executive, at his request, with an automobile for his use during the Term. The Company will pay for all expenses associated with the Executive's business use of the automobile. At the end of the Term, the Executive shall return the automobile to the Company in substantially the same condition as on the date he first received it, reasonable wear and tear excepted.

                                    ARTICLE V

5.1 Termination by the Company without Cause or by the Executive for Good
Reason.

(a) The Company may, upon written notice to the Executive, immediately terminate the Executive's employment hereunder without Cause. For purposes of this Article V, "Cause" shall mean:

      (i) the Executive's willful and continuing failure to perform his duties in the course of his employment under this Agreement, which failure is not cured by the Executive within 30 days after notice specifically describing such failure is provided in writing by the Company to the Executive; or

      (ii) the conviction of the Executive for, or his plea of nolo contendere to, a felony or any other crime which involves fraud, dishonesty or moral turpitude.

(b) The Executive may, upon 15 days' written notice to the Company, terminate his employment hereunder for Good Reason. For purposes of this Article V, "Good Reason" shall mean:

      (i) the assignment of the Executive of any duties, inconsistent in any respect with the Executive's position as the President and Chief Executive Officer of the Company or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within 30 days after receipt of written notice thereof given by the Executive, provided, however, that any change or diminution of the business of the Company or of any subsidiary or subsidiaries of the Company, including without limitation the sale or transfer


                                       -3-
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            of such subsidiaries, or any or all of their assets, shall not constitute "Good Reason";

      (ii) any failure of the Company to comply with any of the provisions of the Employment Agreement, other than in insubstantial failure (not occurring in bad faith and) which is remedied by the Company within 30 days after receipt of written notice thereof given by the Executive;

      (iii) failure of the Company to bargain in good faith relative to fixing an annual Base Salary for the second and third year of this contract pursuant to Section 3.1 above or relative to matters covered by
            Section 3.2 above;

      (iv) any failure of the Company to obtain a satisfactory agreement from any successor to all or substantially all of the business or assets of the Company to assume and agree to perform this Agreement; or

      (v) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by the Employment Agreement.

(c) In case of any termination of the Executive's employment hereunder without Cause or for Good Reason (as defined above), the Company shall pay to the Executive (or in the event of his death, his designated beneficiary or his estate, as the case may be): (1) a sum equal to the Executive's then annual Base Salary in cash payable at the times such sum would have been paid to the Executive if he had remained in the employ of the Company and was entitled to receive such sum in the form of Base Salary during the 12-month period following his termination of employment, and (2) the amount the Executive earned in Bonus payments and, if such termination occurs prior to September 25, 2000, the value of any stock received in the year previous to such termination, payable at such time such Bonus would have been paid had the Executive remained in the employ of the Company. In addition, any unvested stock options outstanding on the date of the Executive's termination of employment under this Section 5.1(c) shall become vested and exercisable as follows: there shall vest such number of unvested shares (if any) as shall equal the product of (x) 75,000 and (y) a fraction, the numerator of which is the number of calendar days from the start of the year during the Term which have occurred up to and including the effective date of such termination, and the denominator of which is 365 (rounded upwards to the nearest whole share). The failure of the Company to extend the term of this Employment Agreement or any extension of this Employment Agreement for an additional term of not less than one year on terms no less favorable to the Company than those contained herein and if requested by the Executive shall be deemed a termination for Good Reason requiring the Company to make the severance and benefits to the Executive as described in this Section.

5.2 Termination by the Company for Cause or by the Executive Other Than for Good Reason. During the Term, the Company, by action of the board, may terminate the Executive's employment hereunder for Cause by written notice to the Executive' stating in detail the reasons for such termination. During the Term, the Executive may, by written notice to the Board, terminate his employment hereunder other than for Good Reason. In the event of any such termination for Cause or other than for Good Reason (and other than by reason of his death or disability), the Executive shall not be entitled to any unpaid bonus that may have been earned through such date, nor shall he be entitled to exercise any portion of the Unconditional Option which has not vested.


                                       -4-
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5.3 Termination for Disability.

(a) The Company may terminate the Executive's employment hereunder, upon notice to him, in the event that he becomes disabled through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for any consecutive 60 day period.

(b) If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician mutually acceptable to the Company and the Executive or his guardian to determine whether the Executive is so disabled, and such determination shall for the purposes of this Agreement be conclusive of the issue. In the event that a physician cannot be selected by mutual agreement, a physician shall be appointed by the Massachusetts Medical Society.

(c) If the Executive's employment hereunder is terminated as the result of his disability, the Executive will receive his Base Salary through the date of termination, together with any unpaid Bonus that may have been earned through such date, but shall otherwise look solely to the Company's disability insurance policy or policies for compensation (except that any waiting period for eligibility purposes shall be waived by the Company).

5.4 Termination in the Event of Death. In the event of the Executive's death during the Term, his employment hereunder shall be deemed to have terminated for all purposes of this Agreement on his date of death and neither his designated beneficiary nor his estate shall be entitled to any of the compensation or benefits provided for herein, other than the Executive's Base Salary, and any unpaid Bonus earned by the Executive, through his date of death (it being understood that his designated beneficiary or estate, as the case may be, shall be entitled to receive the life insurance benefits available under the Company's executive life insurance policies), and to exercise the Unconditional Option to the extent exercisable on his date of death, within one year of his date of death, but not later than the expiration date of such Option.

                                   ARTICLE VI

6.1 Designation of a Beneficiary or Beneficiaries. The Executive may designate in a writing filed with the Company one or more persons (including his estate) as the beneficiary or beneficiaries of the benefits provided for under the Agreement after the Executive's death. The Executive may change his designation of beneficiary or beneficiaries from time to time, and the last designation in writing filed with the Company prior to his death will control. If the Executive has failed to file a designation of beneficiary at the time of the Executive's death, or if all designated beneficiaries have predeceased him, the amounts payable under this Agreement shall be paid to the Executive's estate.

                                   ARTICLE VII


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7.1 Notices. All notices required by this Agreement shall be in writing and delivered by hand, by overnight courier against receipt, by registered or certified mail, postage prepaid, or by telephonic facsimile transmission duly acknowledged, and, in the case of the Executive, addressed to the Executive at 79 Byron Road, Weston, MA 02193, or, in the case of the Company, to its principal office, addressed to the attention of the Clerk. Either party may from time to time designate a new address by notice given in accordance with this
Section 7.1.

7.2 Assignment. The Company may not assign all or any part of its obligation under this Agreement, except in conjunction with a sale of its business as a going concern or substantially all of its assets, merger or consolidation. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place. As used in this Agreement, unless the context requires otherwise, the "Company" shall mean the Company as defined above or any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law, or otherwise. This Agreement shall inure to the benefit of and be enforceable by and binding upon (i) any such successor and (ii) the Executive's personal or legal representatives, executors, administrators and designated beneficiaries.

7.3 Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings and commitments between the parties relating to this Agreement. No amendment to this Agreement shall be made except by a written instrument signed by both parties.

7.4 Proprietary Information and Non Competition. The Executive acknowledges and stipulates that, in the performance of his duties hereunder, the Executive is entrusted by the Company and its subsidiaries with confidential and secret information of a proprietary nature, including, but not limited to scientific data, financial and statistical information regarding affairs of the Company and its subsidiaries, supplier and subcontractor lists, price and cost information, business plans and programs, expansion plans, data methods, techniques, marketing data, designs and know-how, developed or obtained by the Company or its subsidiaries (collectively, "Proprietary Information"). The Executive may not at any time use, or cause or permit others to use, the Proprietary Information except in the performance of his duties for the Company and shall not directly or indirectly disclose at any time either during the Term or for a period of two years thereafter any such Proprietary Information to any third party other than in the course of the performance of his duties for the Company. "Proprietary Information" shall not include any (i) information which is part of the public domain (other than by act of the Executive), or (ii) any information required to be disclosed by law.

      Executive agrees that, subsequent to the termination of this Employment Agreement, unless terminated by the Company without Cause or by the Executive for Good Reason, Executive shall not:

      (i) request, cause or encourage any person or entity to cancel, terminate or refuse to enter into any business relationship with the Company;


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      (ii)  during the one-year period following such termination solicit or encourage, directly or indirectly, any employee of the Company to leave the employment of the Company; or

      (iii) during the one-year period following such termination either engage in any business or undertake employment or consulting services in the area of x-ray detection devices which would directly compete with devices then manufactured and/or marketed by the Company.

The provisions of this Section 7.4 shall continue in effect after the Term.

7.5 Partial Invalidity. If for any reason any provision of this Agreement shall be held invalid in whole or in part, such invalidity shall not affect such provision to the extent not so held invalid, nor any other provisions of this Agreement not held so invalid, and such provisions and all other such provisions shall to the full extent be consistent with law continue in full force and effect.

7.6 Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

7.7 Governing Law. This Agreement shall be construed and enforced under and be governed in all respects by the law of The Commonwealth of Massachusetts, without regard to the conflict of law principles thereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on its behalf by a duly authorized officer and the Executive has executed this instrument, all as of the date set forth above.

                              AMERICAN SCIENCE AND ENGINEERING, INC.


                              By: /s/ [ILLEGIBLE], CFO
                                  -----------------------------------


                                  /s/ Ralph S. Sheridan
                                  -----------------------------------
                                  Ralph S. Sheridan


                                       -8-
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                                    EXHIBIT B

                     AMERICAN SCIENCE AND ENGINEERING, INC.

                      NON-STATUTORY STOCK OPTION AGREEMENT
                             Covering 225,000 Shares
                                 of Common Stock

AGREEMENT made as of this 25th day of September, 1999, by and between AMERICAN SCIENCE AND ENGINEERING, INC., a corporation duly organized under the laws of The Commonwealth of Massachusetts (the "Company"), and Ralph S. Sheridan, the President and Chief Executive Officer of the Company (the "Optionee").

                                WITNESSETH THAT:

WHEREAS, the Company and the Optionee have entered into an Employment Agreement dated as of September 25, 1999 (the "Employment Agreement"), providing among other things for the employment of the Optionee as President and Chief Executive Officer of the Company and the grant of non-statutory stock options to the Optionee (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement); and

WHEREAS, the Board of Directors of the Company has appointed the Compensation Committee to administer this Agreement (the Board of Directors, such committee or any successor to such committee being hereinafter referred to as the "Board");

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, it is agreed as follows:

1. GRANT OF OPTION. The Company hereby grants to the Optionee a non-statutory stock option (the "Option") to purchase 225,000 shares of its common stock at $7.44 per share, being 100% of the fair market value of such stock on the date hereof. The Optionee's right to purchase said stock shall be exercised in the manner and subject to the terms and conditions hereinafter provided. The Company shall, at all times while the Option is in force, reserve such number of shares of common stock as will be sufficient to satisfy the requirements of this Agreement.

2. TIME OF EXERCISE OF THE OPTION.

(a) Subject always to the provisions of Sections 2(b) and 3 hereof and the terms and conditions of the Employment Agreement: (i) the Option may not be exercised prior to September 25, 2000; (ii) on and after September 25, 2000, the Option may be exercised as to seventy-five thousand shares covered thereby; (iii) on and after September 25, 2001, the Option may be exercised as to an additional seventy five thousand shares covered thereby; and (iv) on and after September 25, 2002, the Option may be exercised as to the remaining seventy five thousand shares covered thereby.

(b) Notwithstanding Section 2(a) hereof, the Option may be exercised as to all of the shares covered thereby upon the occurrence of a Change in Control of the Company. For
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the purposes of this Section 2(b), a "Change in Control" of the Company shall be deemed to have occurred if:

      (i) any person (as defined in Section 13(d) or 14(d)(2) of the 1934 Act) shall have become the beneficial owner of 50 percent or more of the combined voting power of the Company's voting securities;

      (ii) the Continuing Directors and the Optionee shall have ceased for any reason to constitute a majority of the Board of Directors of the Company. For this purpose, a "Continuing Director" shall include member of the Board of Directors of the Company as of September 26, 1999 and any person nominated for election to the Board of Directors of the Company by a vote of a majority of the then Continuing Directors;

      (iii) the stockholders approve the complete liquidation or dissolution of the Company, or

      (iv) the stockholders approve by the requisite vote any of the following transactions: (x) a merger or consolidation of the Company (except for a merger in respect of which no vote of the stockholders of the Company is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary or the Company (other than to any direct or indirect wholly-owned subsidiary or the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Company.

(c) Notwithstanding Section 2(a) and subject to Section 4 hereof, the Option may be exercised as to all of the shares covered thereby in the event that the Optionee's employment shall have been terminated for Good Reason as provided by
Section 5.1 of the Employment Agreement. In the event that the Optionee's employment shall have been terminated without Cause, any unvested shares covered by the Option shall become vested and exercisable as follows: there shall vest such number of unvested shares (if any) as shall equal the product of (x) 75,000 and (y) a fraction, the numerator of which is the number of calendar days from the start of the year during the Term which have occurred up to and including the effective date of such termination, and the denominator of which is 365 (rounded upwards to the nearest whole share).

(d) Notwithstanding any of the foregoing, the Option shall not be exercisable after the expiration of 10 years from the date hereof.

3. METHOD OF EXERCISE.

(a) Stock purchased under the Option shall at the time of exercise be paid in full. The Option may be exercised from time to time by written notice to the Company stating the number of shares with respect to which the Option is being exercised, and the time of the delivery thereof, which time shall be at least five business days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise the Option), deliver to the Optionee (or other person entitled to exercise the Option) at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares (as the number of such shares may be reduced subject to subsection (c) below) out of theretofore authorized but unissued shares or reacquired shares of its common stock, as the Company may elect, against payment of the Option price in full for the number of shares to be delivered by certified or bank cashier's check or the equivalent thereof acceptable to the Company (including, but not limited to, shares of capital stock of the Company); provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange. If the Optionee (or other person entitled to exercise the Option) fails to accept delivery of and pay for all or any part of the number of shares specified in such notice upon tender of delivery thereof, his right to exercise the Option with respect to such undelivered shares may be terminated by the Board.

(b) Promptly upon receipt of the written notice provided for in subsection (a) above, the Board shall, with the assistance of appropriate employees of the Company, determine if any portion of such intended exercise (the "Disallowance Portion") may reasonably be expected to result in receipt of compensation by the Optionee as to which the Company will not be allowed to claim a deduction in respect of the Company's taxable year during which such exercise occurs, when the amount of remuneration attributable to such exercise is taken together with the Optionee's base salary and the reasonably likely cash and stock bonuses payable to him in respect of such taxable year, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(c) The Board shall promptly notify the Optionee of its determination as to the Disallowance Portion, and, subject to subsection (d) below, the exercise contemplated by the written notice in subsection (a) shall be deemed to be reduced by the number of shares in the Disallowance Portion.

(d) Notwithstanding the foregoing, in the event of a Change in Control (as defined in Section 2(b), the Disallowance Portion shall be deemed to be zero (0) shares.

4. TERMINATION OF EMPLOYMENT. The Optionee may, at any time within three months after the date of termination of his employment with the Company or any of its subsidiaries for any reason except death, but not later than the date of expiration of the Option, exercise the Option to the extent he was entitled to do so on the date of termination; provided that the Optionee shall not be deemed to be so entitled on the date of termination of his employment if he shall have been terminated for Cause, or other than for Good Reason as provided by Section
5.2 of the Employment Agreement. If the Option or any portion of the Option is not so exercised, or if the Optionee shall be deemed not to be entitled to exercise it or any portion thereof, the Option or portion thereof shall terminate. However, the Option shall not be affected by any change in the duties or position of the Optionee (including transfer to or from a subsidiary) so long as the Optionee continues in the employ of the Company or one of its subsidiaries.

Nothing in this Agreement shall confer on the Optionee any right to continue in the employ of the Company or its subsidiaries; affect the right of the Company or its subsidiaries to terminate the Optionee's employment at any time; or be deemed a waiver or modification of any provision contained in the Employment Agreement of any other agreement between the Optionee and the Company of any such subsidiary.

5. EXERCISE BY REPRESENTATIVE, ETC. If the Optionee dies while in the employ of the Company or its subsidiaries or within three months after termination of employment (except termination for Cause, or other than for Good Reason, as provided by Section 5.2 of the Employment Agreement), the person or persons to whom the Option is transferred by will or the laws of decent and distribution may, at any time within one year after the date of death but not later than the date of expiration of the Option, exercise the Option to the extent the Optionee was entitled to do so on the date of his death. If the Option or any portion of the Option of the deceased Optionee is not so exercised, it shall terminate.

6. NON-TRANSFERABILITY OF OPTION. The Option may not be transferred except by will or by the laws of the descent and distribution nor may it be otherwise assigned, transferred, pledged, hypothecated or disposed of in any way (by operation of law or otherwise) and it shall not be subject to execution, attachment or similar process. During the lifetime of the Optionee, the Option may be exercised only by the Optionee or the Optionee's duly appointed guardian or personal representative.

7. CHANGES IN COMMON STOCK. In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination of shares or other change affecting the Company's common stock, the Board shall make adjustments in the number and kind of securities to be subject to the Option, such adjustments to be consistent with adjustments made with respect to options held by other employees and directors of the Company. Any such adjustment made by the Board shall be conclusive. This Agreement shall not affect the right of the Company or any of its subsidiaries to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, or liquidate, wind up or otherwise reorganize.

8. RESTRICTION ON ISSUANCE OF SHARES. The Company shall not be obligated to sell or issue any shares pursuant to the Option unless the shares with respect to which the Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended.

9. RIGHTS AS A STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of issuance of a stock certificate to the Optionee for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

10. WITHHOLDING. The Company or any subsidiary that employs the Optionee shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the exercise of the Option. In the alternative, the Optionee or other person exercising the Option may elect to pay such sums to the employer corporation either by check or with capital stock of the Company by delivering written notice of that election to the Clerk of the Company no less than 30 days nor more than 60 days prior to


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

exercise. There is no obligation hereunder that the Optionee be advised of the amount which the employer corporation or the Company will be required to withhold.

11. INTERPRETATION OF PLAN AND OPTION. As used herein the term "subsidiary of the Company" shall mean a subsidiary corporation as defined in Section 425 of the Internal Revenue Code of 1986. In all other respects, questions of interpretation and application of this Agreement shall be determined by a majority of the Board, and the determinations of such majority shall be final and binding upon all persons.

EXECUTED as a sealed instrument at Billerica, Massachusetts, as of the date appearing in the first paragraph of this Agreement.

                              AMERICAN SCIENCE AND ENGINEERING, INC.


                              By: /s/ Lee C. Steele
                                  ----------------------------------
                                  Lee C. Steele
                                  Vice President and CFO


                                  /s/ Ralph S. Sheridan
                                  ----------------------------------
                                  Ralph S. Sheridan


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